                                                                      Exhibit 21

                          SUBSIDIARIES OF DOCENT, INC.

      Subsidiary                                State/Country of Incorporation
      ----------                                ------------------------------
      Wholly Owned
        Docent International Corporation                      Delaware
        Docent Europe BV                               The Netherlands
        Docent BV                                      The Netherlands
        Docent AS                                               Norway
        Docent AB                                               Sweden
        Docent, Ltd.                                    United Kingdom
        Docent GmbH                                            Germany
        Docent BVBH                                            Belgium
        Docent SAS                                              France
        Docent ANZ PTY. Ltd.                                Australian
        Docent (Asia) Ltd.                                   Hong Kong